UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________
FORM 8-K
 ________________________
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 29, 2016

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LKQ CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	000-50404	36-4215970
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

500 West Madison Street, Suite 2800 Chicago, IL		60661
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (312) 621-1950
N/A
(Former name or former address, if changed since last report)

 ________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 29, 2016, LKQ Corporation ("LKQ" or the "Company"), LKQ Delaware LLP, and certain other subsidiaries of LKQ (collectively, the "Borrowers") entered into a fourth amended and restated credit agreement (the “Fourth Amended and Restated Credit Agreement”) with the several lenders from time to time party thereto; Wells Fargo Bank, National Association, as administrative agent; Bank of America, N.A., as syndication agent; The Bank of Tokyo-Mitsubishi UFJ, LTD. ("BTMU") and Citizens Bank, N.A., as documentation agents; and Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, BTMU, and Citizens Bank, N.A., as joint bookrunners and joint lead arrangers. The Fourth Amended and Restated Credit Agreement amends the Company’s third amended and restated credit agreement dated March 27, 2014 (the “Third Amended and Restated Credit Agreement”) by modifying certain terms to (1) extend the maturity date by approximately two years to January 29, 2021; (2) increase the total availability under the credit agreement from $2.3 billion to $3.2 billion (composed of $2.45 billion in the revolving credit facility's multicurrency component; and $750 million of term loans, which consist of a term loan of approximately $500 million and a €230 million term loan); (3) increase the ability of LKQ and its subsidiaries to incur additional indebtedness; and (4) make other immaterial or clarifying modifications and amendments to the terms of the Third Amended and Restated Credit Agreement. Borrowings will continue to bear interest at variable rates, and the applicable margins in the pricing grid remain unchanged.

Amounts under the revolving credit facility are due and payable upon maturity of the Fourth Amended and Restated Credit Agreement on January 29, 2021. Amounts under the initial and additional term loan borrowings, which total $750 million as of the amendment date, will be due and payable in quarterly installments equal to 0.625% of the original principal amount on each of June 30, September 30, and December 31, 2016, and quarterly installments thereafter equal to 1.25% of the original principal amount beginning on March 31, 2017, with the remaining balance due and payable on the maturity date of the Fourth Amended and Restated Credit Agreement. The additional term loan borrowing was approximately $340 million and was used to repay outstanding revolver borrowings and the amount outstanding under our receivables securitization facility, and to pay fees and expenses relating to the amendment and restatement. The remaining additional term loan borrowing will be used for general corporate purposes.

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Amendment and Restatement Agreement that is filed as Exhibit 4.1 to this report and incorporated herein by reference.

A copy of the press release issued by LKQ related to the Fourth Amended and Restated Credit Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description of Exhibit
4.1
Amendment and Restatement Agreement dated as of January 29, 2016 by and among LKQ Corporation, LKQ Delaware LLP, and certain additional subsidiaries of LKQ Corporation, as borrowers, certain financial institutions, as lenders, and Wells Fargo Bank, National Association, as administrative agent.

99.1	LKQ Corporation Press Release dated February 1, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 2, 2016

LKQ CORPORATION

By:	/s/ DOMINICK ZARCONE
Dominick Zarcone
Executive Vice President and Chief Financial Officer